Exhibit 99.1

Company Letterhead

Investor Contact:	Katie Reinsmidt
Director of Investor Relations
(423) 490-8301

CBL & ASSOCIATES PROPERTIES, INC. REPORTS ADJUSTMENT TO FOURTH QUARTER AND YEAR END 2006 EARNINGS RELEASE

CHATTANOOGA, Tenn. (March 1, 2007) – CBL & Associates Properties, Inc. (NYSE: CBL) today announced that net income available to common shareholders and funds from operations (“FFO”) for the fourth quarter and year ended December 31, 2006, have been adjusted from amounts previously reported in the Company’s earnings release issued on February 8, 2007.

The adjustment resulted from a revision to how the Company accounted for, under GAAP, income taxes of its taxable REIT subsidiary, which provides property management and development services (“The Management Company”) to the Company, its affiliates and third parties. The previously reported financial statements reflected the application of certain net operating loss carry-forwards (“NOLs”) related to stock compensation deductions, to offset taxable income of The Management Company. However, the Company subsequently determined that for financial reporting purposes, these NOLs should have been reflected as an increase in shareholders’ equity and minority interest rather than to offset income tax expense. The Company corrected this by recording an income tax provision for the fourth quarter and year ended December 31, 2006, and a corresponding increase in shareholders’ equity and minority interest. The effects of this adjustment on net income and FFO are summarized as follows:

•	The income tax provision is a non-cash item and for tax return purposes, the NOLs are available, and will continue to be available, to offset amounts paid to the Internal Revenue Service.
•

Net income available to common shareholders for the fourth quarter ended December 31, 2006, was reduced by $3,333,000, to $31,055,000. Net income available to common shareholders for the year ended December 31, 2006, was reduced by $3,333,000, to $86,933,000.

•

Net income available to common shareholders per diluted share for the fourth quarter ended December 31, 2006, was reduced by $0.05, to $0.47. Net income available to common shareholders per diluted share for the year ended December 31, 2006, was reduced by $0.05, to $1.33.

•

FFO allocable to common shareholders for the fourth quarter ended December 31, 2006, was reduced by $3,294,000, to $63,316,000. FFO allocable to common shareholders for the year ended December 31, 2006, was reduced by $3,266,000, to $215,814,000.

•

FFO of the operating partnership for the fourth quarter ended December 31, 2006, was reduced by $5,902,000 to $113,333,000. FFO of the operating partnership for the year ended December 31, 2006, was reduced by $5,902,000 to $390,089,000.

•	FFO per share for the fourth quarter ended December 31, 2006, was reduced by $0.05 to $0.97, representing an increase of 9.0% over FFO per share of $0.89, for the prior year period.
•

FFO per share for the year ended December 31, 2006, was reduced by $0.05 to $3.34, representing an increase of 8.4% over FFO per share of $3.08, for the prior year period, after adjustment for gains and fee income of $0.26 per share related to the transaction with Galileo in 2005.

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CBL Announces Adjustments to Fourth Quarter and Year End Earnings Release

March 1, 2007

The Company is providing updated guidance for 2007 FFO in the range of $3.44 to $3.50 per share, which incorporates the revisions to the Company’s accounting for income taxes of the Management Company. The full year guidance assumes same center NOI growth in the range of 1.5% to 2.5% and excludes the impact of any future acquisitions and gains on sales of non-operating properties. The 2007 guidance includes an estimate for outparcel sales and the estimated net impact to same center NOI and FFO per share from lease terminations and lease termination fees. The Company expects to update its annual guidance after each quarter’s results.

Low	High
Expected diluted earnings per common share	$1.30	$1.36
Adjust to fully converted shares from common shares	(0.57)	(0.59)
Expected earnings per diluted, fully converted common share	0.73	0.77
Add: depreciation and amortization	2.13	2.13
Add: minority interest in earnings of Operating Partnership	0.58	0.60
Expected FFO per diluted, fully converted common share	$3.44	$3.50

The Company will post to its website, cblproperties.com, a revised supplemental package for the quarter and year ended December 31, 2006, reflecting the above-described changes. Additionally, these adjustments will be reflected in the Company’s Form 10-K for the year ended December 31, 2006.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used measure of the operating performance of real estate companies that supplements net income determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and minority interests. Adjustments for unconsolidated partnerships and joint ventures and minority interests are calculated on the same basis. The Company defines FFO allocable to common shareholders as defined above by NAREIT less dividends on preferred stock. The Company’s method of calculating FFO allocable to common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO of its operating partnership and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the minority interest in the operating partnership. The Company believes FFO allocable to common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income available to common shareholders.

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CBL Announces Adjustments to Fourth Quarter and Year End Earnings Release

March 1, 2007

In the reconciliation of net income available to common shareholders to FFO allocable to common shareholders, the Company makes an adjustment to add back minority interest in earnings of its operating partnership in order to arrive at FFO of its operating partnership. The Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

CBL is one of the largest and most experienced owners and developers of malls and shopping centers in the country. CBL owns, holds interests in or manages 130 properties, including 79 regional malls/open-air centers. The properties are located in 27 states and total 74.0 million square feet including 2.0 million square feet of non-owned shopping centers managed for third parties. CBL currently has fifteen projects under construction totaling 3.1 million square feet including Pearland Town Center in Houston (Pearland), TX; Alamance Crossing in Burlington, NC; Phase II of Gulf Coast Town Center in Ft. Myers, FL; CBL Center II in Chattanooga, TN; three lifestyle/associated centers, seven mall expansions/redevelopments, one community center. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, and Dallas, TX. Additional information can be found at cblproperties.com.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference therein, for a discussion of such risks and uncertainties.

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CBL Announces Adjustments to Fourth Quarter and Year End Earnings Release

March 1, 2007

The Company’s calculation of FFO allocable to Company shareholders is as follows:
(in thousands, except per share data):

	Three Months Ended December 31,	Year Ended December 31,
	2006	2006
Net income available to common shareholders	$31,055	$86,933
Minority interest in earnings of operating partnership	22,393	70,323
Depreciation and amortization expense of:
Consolidated properties	58,482	230,323
Unconsolidated affiliates	3,385	13,405
Discontinued operations	—	515
Non-real estate assets	(228)	(851)
Minority investors’ share of depreciation and amortization	(611)	(2,286)
(Gain) loss on:
Sales of operating real estate assets	32	119
Discontinued operations	(1,175)	(8,392)
Funds from operations of the operating partnership	113,333	390,089
Percentage allocable to Company shareholders (1)	55.87%	55.32
Funds from operations allocable to Company shareholders	$63,316	$215,814
Basic per share data:
Funds from operations	$0.98	$3.38
Weighted average common shares outstanding with operating partnership units fully converted	115,781	115,474
Diluted per share data:
Funds from operations	$0.97	$3.34
Weighted average common and potential dilutive common shares outstanding with operating partnership units fully converted	117,011	116,857

(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.

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